April 12, 2013

Oppenheimer Funds

6803 South Tucson Way

Centennial, CO 80112

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR A JOINT SPECIAL Meeting of Shareholders on June 21, 2013

NA1 NA2 NA3 NA4	The control number below will allow you to access proxy information online for all your investments connected with this Special Shareholder Meeting. To access your proxy please logon to:
www.proxyonline.com

YOUR CONTROL NUMBER IS:

Dear Shareholder,

Notice is hereby given that a Joint Special Meeting of Shareholders of certain Oppenheimer Funds to be held at 6803 South Tucson Way, Centennial, Colorado, 80112, on June 21, 2013 at 1:00 p.m. Mountain Time, or as adjourned.

Shareholders of the Funds will be asked at the Meeting:

1.	To elect 12 Board Member Nominees.
2.	To approve changes in, or removal of, certain fundamental policies/investment objectives.
3.	To approve an Agreement and Plan of Reorganization that provides for the reorganization of each Fund that is a Maryland corporation or a Massachusetts business trust, as applicable, into a Delaware statutory trust.

The Board of the Funds unanimously recommends that you vote FOR each proposal.

This communication presents only an overview of the more complete proxy materials available to you on the Internet at www.proxyonline.com. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Please go to www.proxyonline.com and enter the control number found in the box above. Once you have logged in you can view/download the letter, proxy statement and proxy card, request a copy of the proxy materials via e-mail or the U.S. Post Office, and vote your shares. You may choose to vote via the internet, by touchtone phone, or print the ballot and mail it in.

Please read the proxy materials carefully and vote your shares. If you should have any questions about this Notice or the proxy materials, please call (800) 331-5963 Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

Thank you in advance for your participation and for your investment.

By order of the Board

If you would like to receive a paper or electronic copy of the proxy material, please see the reverse side for instructions.

SHAREHOLDER PRIVACY: To ensure your privacy there is no personal information required to view or request proxy materials and/or vote. The control number listed above is a unique identifier created for this proxy and this proxy only. It is not linked to your account number nor can it be used in any other manner other than this proxy.

REQUEST FOR PROXY MATERIALS

If you would like to receive a paper or electronic copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy using any of the options below. If you wish to receive a paper copy through the mail please make that request on or before June 12, 2013 to allow for timely delivery. If you request to receive an electronic copy please do so by June 18, 2013.

By Internet

Go to www.proxyonline.com and enter the control number found in the box on the upper right hand corner of the reverse side. Once you have logged in you may request a copy of the proxy materials to be sent to your email address or to your home, your choice.

You may also elect to receive all future proxy materials from the Fund via the U.S. Post Office or e-mail.

By Phone

You can request either an electronic copy or hardcopy of the proxy materials by calling toll-free (800) 331-5963 and reference the control number listed above. Representatives are available Monday through Friday between the hours of 9:00 a.m. to 10:00 p.m. Eastern Time.

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BY E-MAIL

To request a copy of the proxy material, please send an e-mail with your control number in the subject line to the address noted below:

For a paper copy: paperproxy@proxyonline.com

For an electronic copy: emailproxy@proxyonline.com

To elect to receive all future proxy materials via the referenced delivery method, please type “Permanent Request” in the body of the e-mail.

April 12, 2013

Oppenheimer Funds

6803 South Tucson Way

Centennial, CO 80112

Joint Special Meeting of Shareholders

to be held on June 21, 2013

Dear Shareholder:

You recently requested a paper copy of the proxy material for the upcoming Joint Special Meeting of Shareholders of certain Oppenheimer Funds. This Meeting is scheduled to take place on June 21, 2013 at 1:00 p.m. Mountain Time, or as adjourned, at the Funds’ offices at 6803 South Tucson Way, Centennial, Colorado 80112.

Once you have reviewed the enclosed material we encourage you to vote by utilizing any of the following convenient methods:

1. Internet:	Log on to www.proxyonline.com. You will need the control number found on the enclosed proxy card at the time you execute your vote.
2. Touchtone Phone:	Simply dial toll-free 1-888-227-9349 and follow the automated instructions. Please have the enclosed proxy card available at the time of the call.
3. Mail:	Simply sign, date, and complete proxy card and return it in the postage paid envelope provided.

Please read the proxy materials carefully and vote your shares. If you should have any questions, please call our proxy solicitor, AST Fund Solutions, LLC., at (800) 331-5963 Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

Thank you in advance for your participation and for your investment.

Please Vote Today

To:

From:

Date: April 12, 2013

Subject: Oppenheimer Funds Joint Special Meeting of Shareholders

Dear Shareholder:

We have scheduled a Joint Special Meeting for Shareholders of certain Oppenheimer Funds on June 21, 2013 at 1:00 p.m., with a second meeting for certain Funds at 2:00 p.m., Mountain Time, or as adjourned at 6803 South Tucson Way, Centennial, Colorado 80112. The Board of Directors/Trustees has sent you this Proxy Statement to ask for your vote on the proposals affecting your Funds as described in this Proxy Statement.

Please take a few moments of your time and login to review the Proxy Statement and vote your shares. Your vote is extremely important no matter the size of your investment and it is critical to conducting the formal business of the Meeting.

You will need your control number found below in order to login. Once you have successfully logged in, you can view and/or download the Proxy Statement and proxy card and can vote your shares. Please vote your shares before 8:00 p.m. E.S.T. on June 20, 2013 so that they can be counted at the scheduled shareholder meeting. For reference you can also logon to www.proxyonline.com

TO VIEW THE PROXY STATEMENT AND VOTE YOUR SHARES CLICK HERE.

YOUR CONTROL NUMBER IS:

(Control Number Here)

If you have any questions please contact your financial advisor or call 800-331-5963. As always, we appreciate your confidence in Oppenheimer Funds and look forward to serving you for many years to come.

✓Important information about your Oppenheimer Fund!

Dear Shareholder:

You will soon receive an important proxy package detailing an upcoming Joint Special Meeting of shareholders for several of the Oppenheimer Funds. The package includes details on proposals which will impact your investment so we urge you to read it carefully and issue your vote as soon as you are comfortable. You will be provided several voting options that will make it easy for you to cast your vote on all the meeting agenda items.

Please vote as soon as possible after you receive your package. If you have multiple investments please vote all ballots. Your prompt response will help ensure that the shareholder meetings will be held as scheduled and avoid the need to incur the expense of additional mailings or costly adjournments.

This solicitation of proxies is being made by, and on behalf of, the Board of the Directors/Trustees. Their review of the proposals and voting recommendation will be found within the proxy statement. Again, once you receive the proxy package, please review it carefully and cast your vote on the proposed agenda items.